UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: August 14, 2009

(Date of earliest event reported)

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One SW Columbia, Suite 1200

Portland, Oregon 97258

(address of Principal Executive Offices) (Zip Code)

(503) 727-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.—Entry into a Material Definitive Agreement.

On August 13, 2009, Umpqua Holdings Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the underwriters listed therein (collectively the “Underwriters”), providing for the offer and sale in a firm commitment offering of 23,076,923 shares of common stock of the Company, no par value per share, sold by the Company at a price of $9.75 per share ($9.2625 per share, net of underwriting discounts). In addition, pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 3,461,538 additional shares of the Company’s common stock to cover over-allotments, if any. The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement related to the offering of the shares. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

Item 8.01—Other Events.

On August 13, 2009, the Company issued a press release announcing that it had upsized its underwritten public offering of common stock to 23,076,923 shares, priced the offering at $9.75 per share and granted the Underwriters an option to purchase up to 3,461,538 additional shares of Common Stock. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 1.1—Underwriting Agreement dated August 13, 2009

Exhibit 5.1—Opinion of Roberts Kaplan LLP regarding validity of shares offered pursuant to the Prospectus Supplement

Exhibit 99.1—Press release dated August 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)

Dated: August 14, 2009	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary